UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials

SUPA CONSOLIDATED INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPA CONSOLIDATED INC.

530 Technology Drive, Suite 100

Irvine, California 92618

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of common stock, par value $0.00001 per share (the “Common Stock”), of Supa Consolidated Inc. , a Nevada corporation (the “Corporation”, “we”, “our”, or “us”), on July 6, 2026 (the “Record Date”) in connection with actions taken by the holders of a majority of the issued and outstanding Common Stock (the “Majority Stockholders”), which actions were approved by written consent on July 6, 2026 (the “Stockholder Consent”) to:

(1)	to elect two directors to our Board of Directors, each to serve until the annual meeting of stockholders to be held in 2027 (“Proposal No. 1”):
(2)	to ratify the appointment of LAO Professionals as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 (“Proposal No. 2”).

The foregoing actions were approved on July 6, 2026, by our Board of Directors. In addition, on July 6, 2026, the holders of 92.83% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

The Nevada Revised Statutes (“NRS”, NRS 78.320) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

To eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible to accomplish the purposes of the Company as herein described, the Board consented to the utilization of and did obtain the written consent of the Consenting Stockholders, who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about August 10, 2026, and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses.

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Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule 240.14c-2, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or emailed copies.

Our Information Statement is available at https://supaconsolidated.com/

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please submit your request for a copy using one of the following methods by July 28, 2026, to ensure timely delivery.

-	E-mail to info@supaconsolidated.com
-	Mail at SUPA Consolidated Inc., 530 Technology Drive, Suite 100, Irvine, California 92618.
-	Telephone call 844-787-2720.

By Order of the Board of Directors,

/s/ Anna Goldenberg
Anna Goldenberg, Chief Executive Officer
Dated: July 21, 2026

WE ARE NOT ASKING FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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